For More Information:
Matthew T. Murtha
Senior Vice President
Phone: 585.786.1167
Email: mtmurtha@fiiwarsaw.com

FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Announces Approval
for Subsidiary Bank Merger:

Bank to be called “Five Star Bank”

WARSAW, N.Y., Tuesday, November 29, 2005 — Financial Institutions, Inc. (NASDAQ: FISI) (“FII”) today announced it has received approval from the New York State Banking Department to consolidate its four subsidiary banks into the state-chartered First Tier Bank & Trust subsidiary, which will be renamed Five Star Bank. Earlier this month, the merger application was approved by the Board of Governors of the Federal Reserve System. That approval became effective today, following a statutory waiting period.

The Company plans to have all offices, branches and other operating locations of National Bank of Geneva, Bath National Bank, Wyoming County Bank and First Tier Bank & Trust open as Five Star Bank on Monday, December 5, 2005.

Peter G. Humphrey, Chairman, President and CEO of FII, commented, “We are extremely pleased to be moving forward with the consolidation of our banks. We now can better provide for a solid, consistent credit and sales culture; we should be able to reduce costs by eliminating redundancies; and we can capitalize on a single, strong image throughout Upstate New York. Our new management team is in place, and our new bank name and brand personifies the strength of our combined organization throughout the 10,000 square mile operating market we serve.”

“The name Five Star Bank incorporates our legacy and history, and exemplifies the high level of service our communities and customers have come to expect,” he went on to explain. “Five Star also represents who we are — a solid, reliable bank staffed with quality, caring people that are actively engaged with our local communities.”

While the bank names will change, the most important aspects of the company remain the same. Customers’ account numbers will remain the same, and they may continue to use their existing Checks, Debit Card and Internet Banking.

“Customers will continue to do their banking in the same way they always have and will continue to receive the same personalized service from the same friendly banking professionals they have always dealt with,” stated Mr. Humphrey.

Mr. Humphrey said customers should expect a seamless transition. “Our top priority continues to be our customers,” he said. “Because of the superb capabilities of our associates throughout our

50 branches, the breadth of access provided by our 72-ATM network and the strength of our $2.1 billion in assets, we are uniquely positioned to provide exceptional service to our customers and our communities.”

While the combined subsidiary bank will change its name to Five Star Bank, the holding company will remain Financial Institutions, Inc.

ABOUT FINANCIAL INSTITUTIONS, INC.

With total assets of $2.1 billion, Financial Institutions, Inc. is the parent company of Wyoming County Bank, National Bank of Geneva, Bath National Bank and First Tier Bank & Trust. The four banks, which it has proposed to consolidate into one under the name of Five Star Bank, provide a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of 50 offices and 72 ATM’s in Western and Central New York State. FII affiliates also provide diversified financial services to its customers and clients, including brokerage, trust, and insurance. More information on FII and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.

Safe Harbor Statement
This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include the effectiveness of its strategy, its ability to achieve anticipated savings, the likelihood of the final approval by regulators on the consolidation under a single charter, the ability to gain market share, customer preferences, the competitive environment and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.